Exhibit 10.1.7.6

AMENDMENT TO

THE CONSOLIDATED EDISON

THRIFT SAVINGS PLAN

Taking Into Account the Following:

• Changes Resulting from the Total Rewards Study

For Employees of the Competitive Energy Businesses.

Effective January 1, 2013

1. The Introduction is amended by replacing the third paragraph with the following:

Effective January 1, 2013, as a result of the Board of Trustees of GECONY, the Board of Directors of O&R, and Board of Directors of the Competitive Energy Businesses having each adopted recommendations from the Total Rewards Study, the Thrift Savings Plan is amended to take into account the Total Reward Study changes to the employer matching contribution formula for a CECONY Management Participant, a CE! Participant, and an O&R Management Participant who is covered under the cash balance formula in the Consolidated Edison Retirement Plan (“Retirement Plan”), and for a CE! Participant not covered under the Retirement Plan.

2. Article III, Section 3.05, Participating Contributions Eligible for Employer Matching Contributions, subsection (b) Employer Matching Contributions for a CECONY Management Participant and a CEI Participant, is amended, effective January 1, 2013, by adding after the last sentence in subsection (b) the following:

Beginning with the first payroll period on or after January 1, 2013, or as soon as administratively practicable thereafter, the Employer will contribute, on behalf of each CEI Participant who is covered under the cash balance formula of the Retirement Plan and elects to make Pre-Tax Contributions, Roth Contributions, or After-Tax Contributions, and on behalf of each CEI Participant who is not covered under or accruing a benefit under the Retirement Plan and elects to make Pre-Tax Contributions, Roth Contributions, or After-Tax Contributions, an amount equal to 100% of the first 4% and 50% of the next 4% of the sum of the Pre-Tax Contributions, Roth Contributions, and After-Tax Contributions made on behalf of or by such CEI Participant during each month, not to exceed 6% of Compensation for such month, to be matched first on Pre-Tax Contributions, then on Roth

Contributions, and then on After-Tax Contributions. Employer Matching Contributions for a month will not exceed 6% of the Participant’s Compensation for such month.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 19 day of December, 2013

/s/ Mary Adamo
Mary Adamo The Plan Administrator of the Thrift Savings Plan and
Vice President of Human Resources
Consolidated Edison Company of New York, Inc.

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